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Exhibit 4.9

THIRD AMENDMENT
to
CREDIT AGREEMENT

by and among

WHITTIER ENERGY COMPANY, WHITTIER OPERATING, INC.
and
COMPASS BANK

        This Third Amendment ("Third Amendment") to that certain Credit Agreement dated July 17, 2002 by and among WHITTIER ENERGY COMPANY, a Nevada corporation ("Whittier Energy"), and WHITTIER OPERATING, INC., a Texas corporation ("Whittier Operating") (collectively, the "Borrower") and COMPASS BANK, an Alabama state chartered bank (the "Bank") was entered into this 15th day of April 2004.

W I T N E S S E T H:

        Whereas, Borrower and Bank entered into that certain Credit Agreement dated July 17, 2002, as amended by the First Amendment thereto dated March 10, 2003 and the Second Amendment thereto dated September 9, 2003 (the "Credit Agreement").

        Whereas, Borrower has requested that Bank extend the Maturity Date (as defined in the Credit Agreement) and Bank has agreed to such amendment to the Credit Agreement subject to the terms and conditions set forth herein.

        NOW, THEREFORE, in consideration of the mutual promises herein contained, and for other good and valuable consideration, the receipt and sufficiency of which are acknowledged by Borrower and Bank, and each intending to be legally bound hereby, the parties agree as follows:

        I.    Specific Amendments to Credit Agreement.

        Article I of the Credit Agreement is hereby amended by revising the following defined term in its entirety to read as follows:

        "Maturity Date" means March 1, 2006.

        Section 8.03, Notices and Other Communications, of the Credit Agreement is hereby amended by replacing the notice address for Whittier Energy Company with the following information:

    Whittier Energy Company
    333 Clay Street
    Suite 1100
    Houston, Texas 77002
    Attention: Mr. Michael B. Young
    Chief Financial Officer
    Fax: (713) 850-1879

    cc: Mr. Bryce W. Rhodes, President

        II.    Amendments to Security Instruments.    All notice provisions for Whittier Energy Company provided for in the Security Instruments (as defined in the Credit Agreement) shall be amended in the same manner as Section 8.03 of the Credit Agreement is amended pursuant to this Third Amendment.

        III.    Conditions Precedent in Connection with the Third Amendment.    The obligation of Bank to enter into the Third Amendment is subject to satisfaction of the following conditions precedent:

          (a)    Receipt of Third Amendment.    Bank shall have received multiple counterparts of the Third Amendment, as requested by Bank.

          (b)    Accuracy of Representations and Warranties and No Event of Default.    The representations and warranties contained in Article IV of the Credit Agreement shall be true and correct in all material respects on the date of the Third Amendment with the same effect as though such representations and warranties had been made on such date; and no Event of Default shall have occurred and be continuing.

          (c)    Payment of an Extension Fee.    Borrower shall have delivered to Bank an extension fee in the amount of $4,500.00.

          (d)    Legal Matters Satisfactory to Special Counsel to Bank.    All legal matters incident to the consummation of the transactions contemplated by the Third Amendment shall be satisfactory to the firm of Porter & Hedges, L.L.P., special counsel for Bank.

          (e)    No Material Adverse Change.    No material adverse change shall have occurred since the date of the Credit Agreement in the condition, financial or otherwise, of Borrower.

        IV.    Reaffirmation of Representations and Warranties.    To induce Bank to enter into this Third Amendment, Borrower hereby reaffirms, as of the date hereof, its representations and warranties contained in Article IV of the Credit Agreement and in all other documents executed pursuant thereto, and additionally represents and warrants as follows:

          (a)   The execution and delivery of this Third Amendment and the performance by Borrower of its obligations under this Third Amendment are within Borrower's Corporate Power, have been duly authorized by all necessary Corporate Action, have received all necessary governmental approval (if any shall be required), and do not and will not contravene or conflict with any provision of law or of the Governing Documentation of Borrower or of any agreement binding upon Borrower.

          (b)   The execution and delivery of the Loan Documents to which Parent Company is a party and the performance by Parent Company of its obligations under such Loan Documents are and will be within Parent Company's Corporate Power, have been duly authorized by all necessary Corporate Action, have received all necessary governmental approval (if any shall be required), and do not and will not contravene or conflict with any provision of law or of the Governing Documentation of Parent Company or of any agreement binding upon Parent Company.

          (c)   The Credit Agreement as amended by this Third Amendment, represents the legal, valid and binding obligations of Borrower, enforceable against Borrower in accordance with its terms, subject as to enforcement only to bankruptcy, insolvency, reorganization, moratorium or other similar laws affecting the enforcement of creditors' rights generally. The Loan Documents to which Parent Company is a party represent and will represent the legal, valid and binding obligations of Parent Company, enforceable against Parent Company in accordance with their terms, subject as to enforcement only to bankruptcy, insolvency, reorganization, moratorium or other similar laws affecting the enforcement of creditors' rights generally.

          (d)   No Event of Default or Unmatured Event of Default has occurred and is continuing as of the date hereof.

        V.    Defined Terms.    Except as amended hereby, terms used herein that are defined in the Credit Agreement shall have the same meanings in this Third Amendment.

        VI.    Reaffirmation of Credit Agreement.    This Third Amendment shall be deemed to be an amendment to the Credit Agreement, and the Credit Agreement, as hereby amended, is hereby ratified, approved and confirmed in each and every respect. All references to the Credit Agreement herein and in any other document, instrument, agreement or writing shall hereafter be deemed to refer to the Credit Agreement as amended hereby.

        VII.    Entire Agreement.    The Credit Agreement, as hereby amended, embodies the entire agreement between Borrower and Bank and supersedes all prior proposals, agreements and understandings relating to the subject matter hereof. Borrower certifies that it is relying on no representation, warranty, covenant or agreement except for those set forth in the Credit Agreement as hereby amended and the other documents previously executed or executed of even date herewith.

        VIII.    Governing Law.    THIS THIRD AMENDMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF TEXAS AND THE APPLICABLE LAWS OF THE UNITED STATES OF AMERICA. This Third Amendment has been entered into in Harris County, Texas, and it shall be performable for all purposes in Harris County, Texas. Courts within the State of Texas shall have jurisdiction over any and all disputes between Borrower and Bank, whether in law or equity, including, but not limited to, any and all disputes arising out of or relating to this Third Amendment or any other Loan Document; and venue in any such dispute whether in federal or state court shall be laid in Harris County, Texas.

        IX.    Severability.    Whenever possible each provision of this Third Amendment shall be interpreted in such manner as to be effective and valid under applicable law, but if any provision of this Third Amendment shall be prohibited by or invalid under applicable law, such provision shall be ineffective to the extent of such prohibition or invalidity, without invalidating the remainder of such provision or the remaining provisions of this Third Amendment.

        X.    Execution in Counterparts.    Each party hereto acknowledges that this Agreement may be executed in several counterparts by each party at different times and in different locations; that each separate counterpart bearing the signature of any party may be effectively delivered to the other parties by the delivery of an electronic facsimile sent via telecopier; that each party so delivering any such counterpart shall be bound by its facsimile signature thereon; and that the signature pages from counterparts signed by each party may be collated into one or more copies of this agreement, which shall constitute one and the same agreement among all parties hereto.

        XI.    Section Captions.    Section captions used in this Third Amendment are for convenience of reference only, and shall not affect the construction of this Third Amendment.

        XII.    Successors and Assigns.    This Third Amendment shall be binding upon Borrower and Bank and their respective successors and assigns, and shall inure to the benefit of Borrower and Bank, and the respective successors and assigns of Bank.

        XIII.    Non-Application of Chapter 346 of Texas Finance Codes.    In no event shall Chapter 346 of the Texas Finance Code (which regulates certain revolving loan accounts and revolving tri-party accounts) apply to this Credit Agreement as hereby amended or any other Loan Document or the transactions contemplated hereby.

        XIV.    Notice.    THIS THIRD AMENDMENT TOGETHER WITH THE CREDIT AGREEMENT, AND THE OTHER LOAN DOCUMENTS REPRESENT THE FINAL AGREEMENT BETWEEN THE PARTIES AND MAY NOT BE CONTRADICTED BY EVIDENCE OF PRIOR, CONTEMPORANEOUS OR SUBSEQUENT ORAL AGREEMENTS OF THE PARTIES. THERE ARE NO UNWRITTEN ORAL AGREEMENTS BETWEEN THE PARTIES.

[signature page follows]

        IN WITNESS WHEREOF, the parties hereto have caused this Third Amendment to be effective as of the day and year above written.

BORROWER:
WHITTIER OPERATING, INC., a Texas corporation
By:	/s/ MICHAEL B. YOUNG Michael B. Young Chief Financial Officer
WHITTIER ENERGY COMPANY, a Nevada corporation
By:	/s/ MICHAEL B. YOUNG Michael B. Young Chief Financial Officer
BANK:
COMPASS BANK
By:	/s/ KATHLEEN J. BOWEN Kathleen J. Bowen Vice President

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  Exhibit 4.9
THIRD AMENDMENT to CREDIT AGREEMENT by and among WHITTIER ENERGY COMPANY, WHITTIER OPERATING, INC. and COMPASS BANK